Exhibit(a)(32)

                                INVESTMENT TRUST

                                  Amendment to
               Amended and Restated Establishment and Designation
                   of Series of Shares of Beneficial Interest

         The undersigned, being a majority of the Trustees of Scudder Dividend & Growth Fund, a series of Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Trust's Amended and Restated Declaration of Trust dated November 3, 1987, as amended, (the "Declaration of Trust"), hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest of the Trust dated May 3, 2000 ("AREDS"). Having heretofore established and designated shares of beneficial interest of the Trust into six separate series (each individually a "Fund" and collectively the "Funds"), the Trustees of the Trust hereby terminate one such Fund, as set forth below. Paragraphs 1 and 2 of the AREDS are hereby amended as follows:

         1.       The Funds heretofore designated are as follows:

                  Scudder Capital Growth Fund
                  Scudder Growth and Income Fund
                  Scudder Large Company Growth Fund
                  Scudder S&P 500 Index Fund
                  Scudder Small Company Stock Fund

         2.       The following Fund is hereby terminated:

                  Scudder Dividend & Growth Fund

                  All other terms and conditions of the AREDS, shall remain in effect.

/s/Henry P. Becton, Jr.                            /s/Louis E. Levy
----------------------------------------           ----------------------------------------------
Henry P. Becton, Jr., as Trustee                   Louis E. Levy, as Trustee

/s/Dawn-Marie Driscoll                             /s/Jean Gleason Stromberg
----------------------------------------           ----------------------------------------------
Dawn-Marie Driscoll, as Trustee                    Jean Gleason Stromberg, as Trustee

/s/Edgar R. Fiedler                                /s/Jean C. Tempel
----------------------------------------           ----------------------------------------------
Edgar R. Fiedler, as Trustee                       Jean C. Tempel, as Trustee

/s/Keith Fox                                       /s/Carl W. Vogt
----------------------------------------           ----------------------------------------------
Keith Fox, as Trustee                              Carl W. Vogt, as Trustee


----------------------------------------
Richard T. Hale, as Trustee


Dated:   June 11, 2002